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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

PROTECTIVE LIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12332 (Commission File Number)	95-2492236 (IRS Employer Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of principal executive offices and zip code)

(205) 268-1000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)         The Board of Directors of Protective Life Corporation ("Company"), upon recommendation of its Corporate Governance and Nominating Committee, elected Charles D. McCrary and C. Dowd Ritter to the Board, effective July 20, 2005. Effective as of that date, Messrs. McCrary and Ritter were also named as members of the Finance and Investments Committee of the Board. The Board determined that each of these directors qualify as independent members of the Board. Messrs. McCrary and Ritter will stand for election at the Company's 2006 annual meeting of share owners.

There is no arrangement or understanding between either Mr. McCrary or Mr. Ritter and any other person pursuant to which either was selected as a director of the Company. There are no transactions in which either Mr. McCrary or Mr. Ritter has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION

By: /s/ Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and
Chief Accounting Officer

Date: July 26, 2005